UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2005

SCICLONE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariner’s Island Blvd., Suite 205

San Mateo, California 94404

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc. (the “Company”) has approved a $100,000 bonus for fiscal year 2004 for Richard A. Waldron, the Company’s Chief Financial Officer, Secretary and a member of the Office of the President, and a $9,300 increase in Mr. Waldron’s annual salary, from $310,000 for fiscal year 2004 to $319,300 for fiscal year 2005, beginning as of January 1, 2005.

The Board also has approved a $110,000 bonus for fiscal year 2004 for Alfred R. Rudolph, M.D., the Company’s Chief Operating Officer and a member of the Office of the President, and a $10,050 increase in Dr. Rudolph’s annual salary, from $335,000 for fiscal year 2004 to $345,050 for fiscal year 2005, beginning as of January 1, 2005.

The Board’s approval of such bonuses and salary increases became effective as of February 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.

Dated: March 1, 2005
/s/Richard A. Waldron
Richard A. Waldron
Chief Financial Officer